Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Hancock Whitney Corporation of our reports dated March 18, 2019 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting of MidSouth Bancorp, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of MidSouth Bancorp, Inc. for the year ended December 31, 2018.

Our report dated March 18, 2019, on the effectiveness of internal control over financial reporting as of December 31, 2018, expressed an opinion that MidSouth Bancorp, Inc. and subsidiaries had not maintained effective internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

We also consent to the reference to our firm under the heading “Experts.”

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

August 9, 2019